Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-CHIP APPOINTS NEW PRESIDENT & CEO FOR ITS AVENSYS UNIT, A LEADER
IN SENSOR TECHNOLOGIES USING FIBER OPTICS

Leading Edge Technology Helped Establish Position in a High Growth Market.

MONTREAL - (BUSINESS WIRE) - March 22, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI / Frankfurt: CCP-WKN: 255471) is pleased to announce the appointment of Mr. Martin d'Amours as President and Chief Executive Officer of Avensys (www.avensys.ca), its wholly owned subsidiary, which develops innovative monitoring technologies using fiber optics.

Mr. d'Amours brings to the C-Chip family 17 years of international experience having gained this experience with technology companies in executive management, operations, sales, marketing, product management & development and engineering with solutions providers and manufacturers.

As a member of the board of directors of Avensys in 2003-2004, Mr. d'Amours was instrumental in orchestrating the strategic planning effort of the company. His excellent knowledge of the Avensys operation, combined with his experience structuring and managing multiple technology companies in partnership with recognized financial institutions, makes Mr. d'Amours the ideal candidate to address the multiple opportunities and challenges presented to Avensys.

After having graduated with a bachelor of applied sciences degree in engineering at the University of Laval, Mr. d'Amours spent the first 10 years of his career with Bell Canada in Quebec and Ontario, where he became General Manager, National Accounts. He subsequently became V.P. of Business Development at Prestige Telecom and Executive Director at Spectra Telecom where he led the company in developing operations in 11 different countries. Over the last five years, Mr. d'Amours has been owner and senior partner of a group specializing in operational and strategic management of technology firms.

Stephane Solis, CEO of C-Chip, said: "I have grown to know Martin over the last few months through his dynamic contribution in helping C-Chip succeed in the acquisition of Avensys. I am delighted that through this process, we both came to the conclusion that he was the best candidate to spearhead Avensys' growth. Martin has been involved as a management expert with many technology companies in the last few years; his decision in accepting to lead Avensys, speaks highly of the potential of our latest acquisition."

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the risk management industry, offering both solutions and security services. C-Chip itself is positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through its wholly-owned subsidiary Avensys, C-Chip also offers risk management solutions enabling business and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures.

Through two other wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. (CSA) and Chartrand Laframboise Investigation (CLI), C-Chip also provides corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

C-Chip's goal is to be recognized as a leading provider of security services and risk management solutions used by corporations and institutions. Detailed information on our risk management solutions, their applications and our security services is available on our web site at www.cchip.com.

Contacts:

Mr. Stephane Solis,	Mr. Martin d'Amours
President & CEO	President & CEO
C-Chip Technologies Corporation	Avensys inc.
514-337-2447	514-428-6766 ext. 222
ssolis@c-chip.com	mdamours@avensys.cas

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.